Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of The TriZetto Group, Inc. for the registration of 2,500,000 shares of The TriZetto Group, Inc. common stock of our report dated March 28, 2003, with respect to the financial statements and schedule of The TriZetto Group, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2002, as filed with the Securities and Exchange Commission.

/s/    ERNST & YOUNG LLP

Orange County, California

June 27, 2003